UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2010

DST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

                                                                      1-14036                                                                                     43-1581814
                                                                     (Commission File Number)                                                       (I.R.S. Employer Identification No.)

                                                    333 West 11th Street, Kansas City, Missouri                                                                                                                 64105

                                                       (Address of principal executive offices)                                                                                                                    (Zip Code)

(816) 435-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2010, DST Systems, Inc. (the "Company") entered into a Note Purchase Agreement (the "Note Purchase Agreement") by and among the purchasers named therein and the Company relating to the Company’s private placement of $370.0 million aggregate principal amount of indebtedness.  The indebtedness is comprised of the following:

Notes (all series together, the "Notes")	Principal Amount ($ in millions)	Fixed Interest Rate (%)	Maturity Date August 9,
"Series A Senior Notes"	40.0	4.19	2015
"Series B Senior Notes"	105.0	4.86	2017
"Series C Senior Notes"	65.0	5.06	2018
"Series D Senior Notes"	160.0	5.42	2020

A copy of the Note Purchase Agreement is attached hereto as Exhibit 4.1 and incorporated herein by reference. For a description of the material terms of the Note Purchase Agreement and the Notes issued thereunder, see the information set forth below in Item 2.03, which is incorporated by reference into this Item 1.01.  The Company intends to use the proceeds from the sale of the Notes (the "Proceeds") to refinance existing indebtedness and for general corporate purposes.

On August 9, 2010, the Company also entered into an amendment (the "Amendment") to its Credit Agreement, dated as of April 16, 2010, by and among the Company, Bank of America, N.A., as administrative agent, and the other financial institutions party thereto (the "Bank Credit Agreement").  The Amendment modifies provisions relating to certain negative pledges and prepayment of indebtedness in order to specifically permit the issuance of the Notes.  The description set forth above is qualified in its entirety by the Amendment, which is incorporated herein by reference and filed herewith as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 9, 2010, pursuant to the Note Purchase Agreement and an exemption from registration under the Securities Act of 1933, as amended, the Company issued and sold $370.0 million aggregate principal amount of Notes, as further described in Item 1.01, which is incorporated by reference into this Item 2.03.

Interest on the Notes is due semiannually on February 9 and August 9 of each year, commencing February 9, 2011. The Company may prepay the Notes at any time, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding, at a price equal to 100% of the principal amount being prepaid, plus accrued and unpaid interest and a "make-whole" prepayment premium.  Additionally, the Company must offer to prepay all or a portion of the Notes upon the occurrence of any "Change in Control," as defined in the Note Purchase Agreement, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to but not including the date of prepayment.

The Notes are unsecured senior obligations of the Company.  Pursuant to the Note Purchase Agreement, any subsidiary of the Company that, at any time after the date of the Note Purchase Agreement is required to become a party to or otherwise guarantee the Bank Credit Agreement or other indebtedness in excess of $100.0 million, will be required to guarantee the Company’s obligations under the Notes.  Currently, no subsidiary of the Company is a subsidiary guarantor with respect to the Notes.

The Note Purchase Agreement contains covenants that limit the ability of the Company and certain of its subsidiaries to, among other things, enter into transactions with affiliates, incur or create liens, sell assets, issue priority indebtedness and change lines of business.  An additional covenant limits the ability of the Company to consolidate or merge with any other entity or convey, transfer or lease substantially all of its assets.  The Company must also not permit its "Consolidated Leverage Ratio" (as defined in the Note Purchase Agreement) to exceed 3.5 to 1.0 or its "Consolidated Interest Coverage Ratio" (also as defined in the Note Purchase Agreement) to be less than 3.25 to 1.0 at the end of any fiscal quarter.  The Note Purchase Agreement contains customary default provisions, including cross-default provisions.  The description set forth above is qualified in its entirety by the Note Purchase Agreement and the forms of the Series A Notes, Series B Notes, Series C Notes and Series D Notes, which are incorporated herein by reference and are filed herewith as Exhibit 4.1.

The Company has previously announced that holders of the Company's 4.125% Series A convertible senior debentures due 2023 (the "Series A Debentures") have a right on August 15, 2010 to put them to the Company for purchase.  The Proceeds will ultimately be used to facilitate the funding of any such puts and to fund a redemption on September 9, 2010 of the Company's outstanding Series A Debentures as well as the Company's outstanding 3.625% Series B convertible senior debentures due 2023 (the "Series B Debentures").  The redemption is described in Item 8.01 below, which is incorporated by reference into this Item 2.03.

Item 8.01.                      Other Events.

On August 10, 2010, the Company gave notices to the holders of the Series A Debentures and Series B Debentures that on September 9, 2010 it will be redeeming such debentures.  As of July 31, 2010, the current aggregate accreted outstanding principal amounts of the Series A Debentures and Series B Debentures were $84.1 million and $168.2 million, respectively.  The closing price of the Company’s common stock on the NYSE on July 30, 2010 was $41.08.  A copy of the press release announcing the redemption is filed herewith as Exhibit 99.1

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1	Note Purchase Agreement, dated August 9, 2010, by and among the Company and the Purchasers named therein, including the forms of the Series A Notes, Series B Notes, Series C Notes and Series D Notes.
10.1
First Amendment to Credit Agreement, dated as of August 9, 2010, among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto.

99.1	Press Release.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 11, 2010

DST SYSTEMS, INC.

By:             /s/ Kenneth V. Hager
Name:           Kenneth V. Hager
Title:           Vice President, Chief Financial
   Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Note Purchase Agreement, dated August 9, 2010, by and among the Company and the Purchasers named therein, including the forms of the Series A Notes, Series B Notes, Series C Notes and Series D Notes.
10.1
First Amendment to Credit Agreement, dated as of August 9, 2010, among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto.

99.1	Press Release